Exhibit O

                          COMMONWEALTH OF PENNSYLVANIA
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION
                    P.O. BOX 3265, HARRISBURG, PA 17105-3265

                                  July 11, 2003

Mr. David B. Smith, Associate Director
Public Utility and Investment Companies Regulation
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

                  Re:  Allegheny Energy, Inc.

Dear Associate Director Smith:

         Allegheny Energy, Inc. ("Allegheny"), a company regulated by the Securities and Exchange Commission ("SEC") pursuant to the Public Utility Holding Company Act of 1935, has recently requested further borrowing authorization in light of its equity ratio falling below the SEC's 28 percent common equity ratio requirement. West Penn Power, a subsidiary of Allegheny, is a regulated public utility in Pennsylvania.

         The Pennsylvania Public Utility Commission ("Commission") requests that the SEC give serious and prompt consideration to Allegheny's request. The continued viability of West Penn Power is important to its customers and the Commonwealth. The Commission appreciates the SEC's efforts in working with Allegheny during this difficult situation.

                                                     Sincerely,

                                                     -----------------------
                                                     Terrance J. Fitzpatrick
                                                     Chairman

                                                     -----------------------
                                                     Robert K. Bloom
                                                     Vice Chairman

                                                     -----------------------
                                                     Aaron Wilson, Jr.
                                                     Commissioner

                                                     -----------------------
                                                     Glen R. Thomas
                                                     Commissioner

                                                     -----------------------
                                                     Kim Pizzingrilli
                                                     Commissioner